EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Kingdom Ventures, Inc. (the "Company") on Form 10-KSB for the year ended January 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gene Jackson, President, Secretary, Treasurer and Director (principal executive officer and principal financial officer) of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

         A signed original of this written statement required by Section 906 has been provided to Kingdom Ventures, Inc. and will be retained by Kingdom Ventures, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


May 13, 2004                        /s/ Gene Jackson
                                    -----------------------------------
                                    Gene Jackson
                                    President, Secretary, Treasurer
                                    and Director (principal executive
                                    officer and principal financial
                                    officer)